Exhibit 99.1
Performant Financial Corporation Announces Financial Results for Second Quarter 2023
Livermore, Calif., August 8, 2023 - Performant Financial Corporation (Nasdaq: PFMT), (the "Company"), primarily operating under subsidiary Performant Healthcare Solutions, a leading provider of technology-enabled audit, recovery, and related analytics services in the United States with a focus in the healthcare payment integrity industry, today reported the following financial results for its second quarter ended June 30, 2023:

Second Quarter Financial Highlights

•Healthcare revenues of $23.9 million, compared to $21.8 million in the prior year period, an increase of approximately 10%
•Total revenues of $25.5 million, compared to total revenues of $25.7 million in the prior year period.
•Net loss of approximately $4.0 million, or $(0.05) per diluted share, compared to net loss of $3.2 million, or $(0.04) per diluted share, in the prior year period.
•Adjusted net loss was $3.2 million, or $(0.04) per diluted share, compared to adjusted net loss of $2.9 million, or $(0.04) per diluted share, in the prior year period.
•Adjusted EBITDA of $(1.3) million, compared to $(1.4) million in the prior year period.

Second Quarter 2023 Results
Healthcare revenues in the second quarter of 2023 were $23.9 million, an increase of approximately 10% from $21.8 million in the prior year period. Total revenues in the second quarter were $25.5 million, a decrease from total revenues of $25.7 million in the prior year period. Within healthcare, claims-based services revenue in the second quarter of 2023 was $9.8 million, while revenues from eligibility-based services in the second quarter was $14.1 million.
“Within our commercial clients, both eligibility and claims-based revenues enjoyed strong double-digit year over year growth through the first half of 2023, demonstrating our continued focus on growing this piece of the business," stated Simeon Kohl, CEO of Performant. "I am also excited to report that our efforts to compress the implementation cycle continue to bear fruit as we implemented 11 additional commercial programs in Q2, bringing our 2023 total to 22 implementations. This already surpasses the total number of commercial implementations we completed in all of 2022. We anticipate that these 22 programs will deliver an estimated $11 million in annualized revenues at steady state." Kohl further remarked.
Revenues from our customer care / outsourced services in the second quarter were $1.5 million, down from $3.9 million in the prior year period.
Net loss for the second quarter was $4.0 million, or $(0.05) per share on a diluted basis, compared to a net loss of $3.2 million, or $(0.04) per share on a diluted basis, in the prior year period. Adjusted net loss for the second quarter was $3.2 million, or $(0.04) per share on a diluted basis, compared to adjusted net income of $2.9 million, or $(0.04) per diluted share, in the prior year period. Adjusted EBITDA for the second quarter was $(1.3) million as compared to $(1.4) million in the prior year period.
“We are excited about the increased pace of commercial implementations and the core potential of our government programs, which combine for strong continued traction toward our overall vision and goals," stated Rohit Ramchandani, Chief Financial Officer of Performant. "With regard to the nearer term, we maintain visibility into our annual healthcare market guidance of $105 million to $110 million in revenues. At this stage in the year, we are also comfortable providing annual guidance for the customer care market revenues of $6.75 million to $8 million, thus bringing our total company revenue guidance to $111.75 million to $118 million. We are excited to continue delivering growth, enhancing our product offerings, broadening our market footprint, and expanding EBITDA margins. Furthermore, we remain well capitalized to tackle our organic growth initiatives and will continue to take steps to ensure we maintain flexibility in available capital for other strategic growth opportunities.”

Note Regarding Use of Non-GAAP Financial Measures
In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.
Earnings Conference Call
The Company will hold a conference call to discuss its second quarter 2023 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 888-886-7786 (domestic) or 416-764-8658 (international).
A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 87483139. The telephonic replay will be available approximately three hours after the call, through August 15, 2023.
About Performant Healthcare Solutions
Performant provides technology-enabled audit, recovery, and analytics services in the United States to the healthcare industry. Performant works with healthcare payers through claims auditing and eligibility-based (also known as coordination-of-benefits, or COB) services to identify improper payments. The Company engages clients in both government and commercial markets. The Company also has a call center which serves clients with complex consumer engagement needs. Clients of the Company typically operate in complex and highly regulated environments and contract for their payment integrity needs in order to reduce losses on improper healthcare payments.

To learn more, please visit http://www.performanthealth.com
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's outlook for revenues, net income (loss), and adjusted EBITDA in 2023 and beyond. These forward-looking statements are based on current expectations, estimates, assumptions, and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to generate revenue following long implementation periods associated with new customer contracts; client relationships and the Company’s ability to maintain such client relationships; downturns in domestic or global economic conditions and other macroeconomic factors; the Company’s ability to generate sufficient cash flows to fund our ongoing operations and other liquidity needs; the Company’s ability to hire and retain employees with specialized skills that are required for its healthcare business; anticipated trends and challenges in our business and competition in the markets in which the Company operates; the impact of COVID-19 on the Company’s business and operations, opportunities and expectations for the markets in which the Company operates; the Company’s indebtedness and compliance, or failure to comply, with restrictive covenants in the Company’s credit agreement; opportunities and expectations for growth in the various markets in which the Company operates; anticipated trends and challenges in the Company’s business and competition in the markets in which it operates; the adaptability of the Company’s technology platform to new markets and processes; the Company’s ability to invest in and utilize our data and analytics capabilities to expand its capabilities; the Company’s growth strategy of expanding in existing markets and considering strategic alliances or acquisitions; the Company’s ability to meet liquidity and working capital needs; expectations regarding future expenses; expected future financial performance; and the Company’s ability to comply with and adapt to industry regulations and compliance demands.

More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2022 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.
Contact Information
Investor Relations
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,982	$23,384
Restricted cash	81	81
Trade accounts receivable	12,790	15,794
Contract assets	6,947	11,460
Prepaid expenses and other current assets	2,982	3,665
Income tax receivable	3,176	3,123
Total current assets	40,958	57,507
Property, equipment, and leasehold improvements, net	10,688	10,897
Goodwill	47,372	47,372
Right-of-use assets	602	2,057
Other assets	975	1,000
Total assets	$100,595	$118,833
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable, net of unamortized debt issuance costs of $63 and $17, respectively	$1,437	$983
Accrued salaries and benefits	6,118	6,938
Accounts payable	1,195	1,262
Other current liabilities	1,920	2,252
Contract liabilities	112	438
Estimated liability for appeals and disputes	807	1,106
Lease liabilities	465	1,228
Total current liabilities	12,054	14,207
Notes payable, net of current portion and unamortized debt issuance costs of $421 and $316, respectively	9,579	18,184
Lease liabilities	148	1,076
Other liabilities	894	881
Total liabilities	22,675	34,348
Commitments and contingencies (note 3 and note 4)
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at June 30, 2023 and December 31, 2022 respectively; issued and outstanding 76,088 and 75,505 shares at June 30, 2023 and December 31, 2022, respectively	7	7
Additional paid-in capital	143,890	142,261
Accumulated deficit	(65,977)	(57,783)
Total stockholders’ equity	77,920	84,485
Total liabilities and stockholders’ equity	$100,595	$118,833

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$25,485	$25,681	$51,214	$52,764
Operating expenses:
Salaries and benefits	21,710	20,903	44,159	41,342
Other operating expenses	7,376	8,081	14,445	16,212
Total operating expenses	29,086	28,984	58,604	57,554
Loss from operations	(3,601)	(3,303)	(7,390)	(4,790)
Gain on sale of certain recovery contracts	—	382	3	382
Interest expense	(351)	(216)	(765)	(371)
Loss before provision for income taxes	(3,952)	(3,137)	(8,152)	(4,779)
Provision for income taxes	21	32	42	63
Net loss	$(3,973)	$(3,169)	$(8,194)	$(4,842)
Net loss per share
Basic	$(0.05)	$(0.04)	$(0.11)	$(0.07)
Diluted	$(0.05)	$(0.04)	$(0.11)	$(0.07)
Weighted average shares
Basic	75,752	73,502	75,629	71,698
Diluted	75,752	73,502	75,629	71,698

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(8,194)	$(4,842)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss on disposal of assets and impairment of long-lived assets	36	(15)
Depreciation and amortization	2,512	2,260
Right-of-use assets amortization	1,455	588
Stock-based compensation	1,686	1,281
Interest expense from debt issuance costs	122	48
Gain on sale of certain recovery contracts	(3)	(382)
Changes in operating assets and liabilities:
Trade accounts receivable	3,004	928
Contract assets	4,513	(1,084)
Prepaid expenses and other current assets	683	(257)
Income tax receivable	(53)	(89)
Other assets	25	(6)
Accrued salaries and benefits	(820)	(1,081)
Accounts payable	(67)	(161)
Contract liabilities and other current liabilities	(658)	(1,860)
Estimated liability for appeals, disputes, and refunds	(299)	(114)
Lease liabilities	(1,691)	(704)
Other liabilities	14	12
Net cash provided by (used in) operating activities	2,265	(5,478)
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(2,339)	(1,589)
Proceeds from sale of certain recovery contracts	3	382
Net cash used in investing activities	(2,336)	(1,207)
Cash flows from financing activities:
Repayment of notes payable	(8,000)	(250)
Debt issuance costs paid	(274)	(2)
Taxes paid related to net share settlement of stock awards	(57)	—
Proceeds from exercise of warrants	—	5,563
Proceeds from public offering, net of costs	—	—
Net cash (used in) provided by financing activities	(8,331)	5,311
Net decrease in cash, cash equivalents and restricted cash	(8,402)	(1,374)
Cash, cash equivalents and restricted cash at beginning of period	23,465	19,550
Cash, cash equivalents and restricted cash at end of period	$15,063	$18,176
Reconciliation of the Consolidated Statements of Cash Flows to the Consolidated Balance Sheets:
Cash and cash equivalents	$14,982	$15,973
Restricted cash	81	2,203
Total cash, cash equivalents and restricted cash at end of period	$15,063	$18,176
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$143	$238
Cash paid for interest	$721	$244

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Adjusted EBITDA:
Net income (loss)	$(3,973)	$(3,169)	$(8,194)	$(4,842)
Provision for income taxes	21	32	42	63
Interest expense (1)	351	216	765	371
Stock-based compensation	888	723	1,686	1,281
Depreciation and amortization	1,265	1,158	2,512	2,260
Severance expenses (3)	119	37	182	179
Other (4)	30	(380)	29	(376)
Adjusted EBITDA	$(1,299)	$(1,383)	$(2,978)	$(1,064)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Adjusted Net Income (Loss):
Net income (loss)	$(3,973)	$(3,169)	$(8,194)	$(4,842)
Stock-based compensation	888	723	1,686	1,281
Amortization of debt issuance costs (2)	87	24	122	48
Severance expenses (3)	119	37	182	179
Other (4)	30	(380)	29	(376)
Tax adjustments (5)	(309)	(111)	(555)	(311)
Adjusted net income (loss)	$(3,158)	$(2,876)	$(6,730)	$(4,021)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Adjusted Net Income (Loss) Per Diluted Share:
Net income (loss)	$(3,973)	$(3,169)	$(8,194)	$(4,842)
Plus: Adjustment items per reconciliation of adjusted net income (loss)	815	293	1,464	821
Adjusted net income (loss)	$(3,158)	$(2,876)	$(6,730)	$(4,021)
Adjusted net income (loss) per diluted share	$(0.04)	$(0.04)	$(0.09)	$(0.06)
Diluted average shares outstanding	75,752	73,502	75,629	71,698

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)
We are providing the following preliminary estimates of our financial results as follows:

	Six Months Ended	Six Months Ended	Year Ended
	June 30, 2023	December 31, 2023	December 31, 2023	December 31, 2022
	Actual	Estimate	Estimate	Actual
Adjusted EBITDA:
Net income (loss)	$(8,194)	$ 1,615 to 0	$ (6,550) to (8,165)	$(6,537)
Provision for income taxes	42	(292) to 708	(250) to 750	132
Interest expense (1)	765	235 to 1,235	1,000 to 2,000	1,007
Stock-based compensation	1,686	814 to 1,814	2,500 to 3,500	3,036
Depreciation and amortization	2,512	2,738 to 3,988	5,250 to 6,500	4,524
Severance expenses (3)	182	(132) to 233	50 to 415	274
Other (4)	29	—	—	(372)
Gain on sale of land and buildings (6)	—	—	—	(1,120)
Adjusted EBITDA	$(2,978)	$ 4,978 to 7,978	$ 2,000 to 5,000	$944

(1)Represents interest expense and amortization of debt issuance costs related to our Credit Agreement.
(2)Represents amortization of debt issuance costs related to our Credit Agreement.
(3)Represents severance expenses incurred in connection with a reduction in force for our non-healthcare recovery services.
(4)Represents professional fees related to strategic corporate development activities and gain on sale of certain non-healthcare recovery contracts in prior years.
(5)Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.
(6)Represents gain on the sale of land and two office buildings.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)
We are providing the following historical breakdown of the quarterly and annual revenue contributions under the new contribution breakdowns of our healthcare revenue results for the six months ended June 30, 2023, and for the years ended December 31, 2022 and 2021:

	For the Three Months Ended		For the Six Months Ended
	March 31, 2023	June 30, 2023	June 30, 2023
	(in thousands)		(in thousands)
Eligibility-based	$12,480	$14,131	$26,611
Claims-based	10,412	9,798	20,210
Healthcare Total	22,892	23,929	46,821
Recovery	19	14	33
Customer Care / Outsourced Services	2,818	1,542	4,360
Total	$25,729	$25,485	$51,214

	For the Three Months Ended				For the Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
	(in thousands)
Eligibility-based	$14,214	$12,417	$13,142	$13,511	$53,284
Claims-based	9,150	9,339	10,377	12,516	41,382
Healthcare Total	23,364	21,756	23,519	26,027	94,666
Recovery	118	7	41	75	241
Customer Care / Outsourced Services	3,601	3,918	3,618	3,140	14,277
Total	$27,083	$25,681	$27,178	$29,242	$109,184

	For the Three Months Ended				For the Year Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
	(in thousands)
Eligibility-based	$7,911	$11,577	$12,727	$16,061	$48,276
Claims-based	5,375	7,025	7,280	9,498	29,178
Healthcare Total	13,286	18,602	20,007	25,559	77,454
Recovery	14,491	11,091	5,490	2,333	33,405
Customer Care / Outsourced Services	3,613	3,149	3,085	3,687	13,534
Total	$31,390	$32,842	$28,582	$31,579	$124,393